Exhibit 5.1


                                 August 26, 2005



Valence Technology, Inc.
6504 Bridge Point Parkway, Suite 415
Austin, Texas 78730

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Valence Technology, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale by the selling stockholders listed in the Registration Statement of 1,200,000 shares of the Company's common stock, par value $0.001 per share (the "SHARES"), reserved for issuance upon exercise of warrants held by the selling stockholders listed in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authority of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of opinion that when the Registration Statement has become effective under the Act, upon exercise of the warrants and receipt of consideration therefore in accordance with the terms of the warrants, the Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                       Sincerely,



                                       /s/ Akin Gump Strauss Hauer & Feld LLP
                                       -----------------------------------------
                                       AKIN GUMP STRAUSS HAUER & FELD LLP